BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries

Number: BC0162554

MAX PINSKY
Barrister & Solicitor
Suite 1780 – 400 Burrard Street
Vancouver, B.C. V6C 3A6
Telephone: 604-689-9030

CERTIFIED to be a true copy this 11th day of September 2006

Solicitor

CERTIFICATE
OF
CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that CONSOLIDATED NORSEMONT VENTURES LTD. changed its name to NORSEMONT MINING INC. on January 27, 2005, at 10:11 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On January 27, 2005

JOHN S. POWELL
Registrar of Companies
Province of British Columbia
Canada